CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of EnTrustPermal Hedge Strategies Fund II (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2017 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer EnTrustPermal Hedge Strategies Fund II	Principal Financial Officer EnTrustPermal Hedge Strategies Fund II

/s/ Jane Trust	/s/ Richard F. Sennett
Jane Trust Date: November 20, 2017	Richard F. Sennett Date: November 20, 2017

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.